EXHIBIT 23.1

Consent of Centurion ZD CPA & Co., Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 4, 2019 except for the note to consolidated financial statements which the date is January 23, 2020, in the Registration Statement (Form F-1) and related Prospectus of Industrial Technical Holdings Corporation for the resale of up to 1,075,160 of its ordinary shares.

/s/ Centurion ZD CPA & Co.

Hong Kong, China

March 26, 2020